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                                                                       EXHIBIT 7

                               POWER OF ATTORNEY
                               -----------------

          Know all men by these presents that Richard F. Hoskins and Richard D. Paterson do hereby make, constitute and appoint Jean-Pierre L. Conte as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned, (both in the undersigned's individual capacity and as a member of any limited liability company or partner of any partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Genstar Capital LLC, Genstar Capital Partners II, L.P. and Stargen II LLC (including any amendments or supplements to any reports from schedules previously filed by such persons or entities) including any joint filing agreements or joint filer information statements in connection therewith with respect to BioSource International,
Inc.: (i) pursuant to Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, Schedules 13D and 13G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.


                                         /s/ Richard F. Hoskins
                                         -------------------------------
                                         Name:  Richard F. Hoskins


                                         /s/ Richard D. Paterson
                                         -------------------------------
                                         Name:  Richard D. Paterson

Dated:  January 20, 2000